EXHIBIT 99.1

OpenTV Reports Fourth Quarter and Full Year 2008 Results

— Achieves First Year of Profitability —

San Francisco, Calif., February 25, 2009 – OpenTV Corp. (NASDAQ: OPTV), a leading software and technology provider of advanced digital television solutions, today announced financial results for its fourth quarter and full year ended December 31, 2008.

“2008 marked the first profitable year in OpenTV’s history. We exceeded both our revenue and net income guidance for the year by improving our service delivery to customers and by building a more efficient operating structure,” said Ben Bennett, OpenTV’s Chief Executive Officer. “We remain focused on growing our core businesses and continue to solidify our market position with the deployment to date by our customers of more than 121 million OpenTV-enabled devices around the world. We also continue to make significant inroads with U.S. MSO’s (multiple service operators). Our EclipsePlus product now delivers spot advertising to more than 28.5 million cable subscribers in the U.S. Although we are pleased with our 2008 results, we are also mindful of the current economic environment and the impact it may have on our customers and our business. Having achieved profitability, we aim to maintain it by balancing disciplined expense management with priority investments in next generation solutions for both middleware and advanced advertising that will support our customers and our longer-term growth objectives.”

Key Operating Measures of Continuing Operations

USD Millions	Three months ended December 31, 2008		Three months ended December 31, 2007		Change		Twelve months ended December 31, 2008		Twelve months ended December 31, 2007		Change
Revenues	$28.9	m	$38.2	m	-24.3%		$116.5		$110.0	m	5.9%
Adjusted EBITDA, before unusual items	$3.9	m	$12.1	m	$(8.2	)m	$17.6	m	$8.3	m	$9.3	m
Net Income	$2.3	m	$11.0	m	$(8.7	)m	$9.6	m	$(5.2	)m	$14.8	m
Cash, Cash Equivalents and Marketable Debt Securities	$102.8	m	$81.8	m	25.7%		$102.8	m	$81.8	m	25.7%

Full-Year 2008 Results

For the year ended December 31, 2008, revenues were $116.5 million, 5.9% higher than revenues of $110.0 million in 2007, reflecting gains in the middleware and advanced advertising product lines. Royalties and licenses revenues in 2008 increased 4.6% to $77.1 million. Services and other revenues in 2008 increased 8.5% to $39.4 million. Adjusted EBITDA, before unusual items, improved to $17.6 million in 2008, compared to $8.3 million in 2007.

Net income for the year ended December 31, 2008 was $9.6 million, or $0.07 per share, compared to a net loss of $5.2 million, or $(0.04) per share, in 2007.

Cash flows from operations were $14.2 million in 2008, compared to $16.6 million in 2007.

As of December 31, 2008, the Company recorded a balance of $33.2 million in deferred revenue, compared to $24.1 million as of December 31, 2007.

As of December 31, 2008, the Company had cash, cash equivalents and short and long-term marketable debt securities totaling $102.8 million, compared to $81.8 million as of December 31, 2007.

Fourth Quarter 2008 Results

For the quarter ended December 31, 2008, revenues were $28.9 million, compared to revenues of $38.2 million in the fourth quarter of 2007. Revenues in the fourth quarter of 2007 were impacted by the recognition of $10.5 million of previously deferred revenue from UPC Broadband, a division of Liberty Global. Royalties and licenses revenues were $20.2 million in the fourth quarter of 2008, compared to $25.6 million in the prior year period. Services and other revenues were $8.7 million in the fourth quarter of 2008, compared to $12.6 million in the prior year period. Adjusted EBITDA, before unusual items, was $3.9 million in the fourth quarter of 2008, compared to $12.1 million in the prior year period.

Net income in the fourth quarter of 2008 was $2.3 million, or $0.02 per diluted share, compared to net income of $11.0 million, or $0.08 per diluted share, in the fourth quarter of 2007.

Segment Information

Revenues

•

For the full year 2008, revenues from the Middleware Solutions segment increased by 5.6% to $103.2 million from $97.7 million in 2007. In the fourth quarter of 2008, revenues from the Middleware Solutions segment were $25.7 million, compared to $35.1 million for the same period in the prior year.

•

For the full year 2008, revenues from the Advertising Solutions segment increased 8.1% to $13.3 million from $12.3 million in 2007. In the fourth quarter of 2008, revenues from the Advertising Solutions segment were $3.3 million, compared to $3.2 million for the same period in the prior year.

Contribution Margin

•

For the full year 2008, Middleware Solutions contribution margin increased by $8.7 million to $40.8 million. In the fourth quarter of 2008, Middleware Solutions contribution margin was $9.8 million, compared to $16.4 million for the same period in the prior year.

•

For the full year 2008, Advertising Solutions contribution margin improved by $1.4 million to $1.0 million. In the fourth quarter of 2008, Advertising Solutions contribution margin was $0.2 million, compared to $0.6 million for the same period in the prior year.

For 2008, total contribution margin from our operating segments improved to $41.8 million, compared to $31.7 million in 2007. Unallocated corporate overhead in 2008 was $24.1 million, compared to $23.4 million in 2007. For the fourth quarter of 2008, total contribution margin from the Company’s operating segments was $10.0 million, compared to $17.0 million in the fourth quarter of 2007. Unallocated corporate overhead was $6.1 million in the fourth quarter of 2008, compared to the unallocated corporate overhead of $4.9 million in the fourth quarter of 2007.

Adjusted EBITDA before unusual items and contribution margin are non-GAAP financial measures. Reconciliations of the differences between these non-GAAP financial measures and net income (loss), which is the most directly comparable GAAP financial measure, are included at the end of this press release. Additional information regarding the derivation of Adjusted EBITDA and contribution margin and a statement of the relevance to management of this information and its possible usefulness to investors is also included at the end of this release and on the investor relations page of our Web site.

Summary of Recent Announcements

The following is a summary of key press releases issued by the Company during the fourth quarter of 2008:

•

OpenTV announced that HOT, Israel’s largest operator, has launched OpenTV Core2™ to power its new high definition television services. The OpenTV-enabled digital television services provided by HOT reach approximately one million households in Israel.

•

OpenTV announced that it launched a unique and dynamic movie portal application in partnership with Bell TV, Canada’s leading satellite and high definition television provider. The Bell TV movie portal developed by OpenTV enables movie content providers to promote specific channels, as well as the movies they feature, through a fully customizable application that runs on OpenTV’s Core middleware platform. In addition, the application features a unique scheduling option that allows viewers to schedule movie recordings and also aims to drive increased viewership from non-subscribers by giving them the option to subscribe to the featured channel directly through the portal.

•

OpenTV announced that OpenTV EclipsePlus™, its next generation advertising campaign management solution, launched in two additional Comcast Spotlight markets, Philadelphia and Seattle, which are among the top US Designated Market Areas (DMAs). Comcast Spotlight, the advertising sales division of Comcast Cable, first launched the solution in the Baltimore market in the summer 2008, soon after the general availability of the product. EclipsePlus is designed to meet the ever-evolving needs and increasing complexity of cable spot buy operations through its ability to handle thousands of local and interconnect networks, schedule complicated channel environments and run multiple DMAs within a single database.

Conference Call Details

OpenTV will conduct a conference call to discuss the Company’s financial results for the quarter and year ended December 31, 2008. The details of the call are as follows:

Date and Time:	Wednesday, February 25, 2009, at 8:00am ET / 5:00am PT
Dial-in number US:	800.510.0146
Dial-in number International:	617.614.3449
Passcode:	56 33 26 13
Participants:	Ben Bennett, Chief Executive Officer
Shum Mukherjee, Chief Financial Officer
Mark Beariault, General Counsel

The Company will also make available on the Investor Relations section of its Web site a slide presentation in PDF format containing additional information about the Company that may be discussed on the conference call.

The conference call replay will be available from February 25, 2009 at 11:00am ET / 8:00am PT through March 11, 2009 at 11:59pm ET / 8:59pm PT.

Replay Number US:	888.286.8010
Replay Number International:	617.801.6888
Passcode:	30 25 95 41

About Segment Information

Because our business segments reflect the manner in which management reviews our business, they necessarily involve judgments that management believes are reasonable in light of the circumstances under which they are made. These judgments may change over time or may be modified to reflect new facts or circumstances. Segments may also be changed or modified from time to time to reflect technologies and applications that are newly created or that have changed, or other business conditions that evolve, each of which may result in management reassessing specific segments, the elements included therein and the methodologies used to assess segment performance.

Non-GAAP Financial Measures

“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in this release, removes from EBITDA the effects of amortization of intangible assets, share-based compensation expense, other income and expense, and minority interest. “Adjusted EBITDA before unusual items” removes from Adjusted EBITDA the effects of contract amendments that mitigated potential loss positions and restructuring costs.

“Contribution margin,” as used in this release, is defined by the company as segment revenues less related direct or indirect allocable costs, including headcount and headcount-related overhead costs, consulting and subcontractor costs, travel, marketing and network infrastructure and bandwidth costs. Contribution margin excludes unallocated corporate support, interest, taxes, depreciation and amortization, amortization of intangible assets, share-based compensation, impairment of goodwill, impairment of intangibles, other income, minority interest, restructuring provisions, and unusual items such as contract amendments that mitigated potential loss positions. These exclusions reflect costs not considered directly allocable to individual business segments and result in a definition of contribution margin that does not take into account the substantial cost of doing business.

Management believes that “Adjusted EBITDA before unusual items” and “contribution margin” are relevant and useful measures, when considered in conjunction with the comparable GAAP measures, for use by investors in evaluating the operational performance of the company. They are some of the principal measures used by OpenTV’s management to assess the financial performance of its business. OpenTV’s management believes that both Adjusted EBITDA before unusual items and contribution margin provide meaningful information because each measure represents a transparent view of OpenTV’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments and identify strategies to improve operating performance. While OpenTV’s management may consider Adjusted EBITDA before unusual items and contribution margin to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, profit (loss) from operations, net income (loss), cash flow and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, OpenTV’s calculation of Adjusted EBITDA before unusual items and contribution margin may be different from the calculation used by other companies and, therefore, comparability may be affected. OpenTV reconciles Adjusted EBITDA before unusual items and each reported segment’s contribution margin to its consolidated net income (loss) as presented in the accompanying financial statements, because OpenTV believes consolidated net income (loss) is the most directly comparable financial measure presented in accordance with GAAP.

While OpenTV believes that the presentation of non-GAAP financial measures contained in this press release complies with the rules and guidance of the SEC, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, present non-GAAP financial measures other than “Adjusted EBITDA before unusual items,” “Adjusted EBITDA” and “contribution margin” that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.

Cautionary Language Regarding Forward-Looking Information

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: delays in the development or introduction of new versions of our products; technical difficulties with networks or operating systems; deterioration of worldwide economic conditions and the potential impact of such conditions on our customer’s purchasing and investment decisions; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our intellectual property rights. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About OpenTV

OpenTV is one of the world’s leading providers of advanced digital television solutions dedicated to creating and delivering compelling viewing experiences to consumers of digital content worldwide. The company’s software has been integrated in more than 121 million digital set-top boxes and digital televisions around the world, and enables enhanced program guides, video-on-demand, personal video recording, enhanced television, interactive and addressable advertising, and a variety of consumer care and communication applications. For more information, please visit www.opentv.com.

###

Investor Contacts:	Press Contacts:

Denise Roche	Christine Oury
Brainerd Communicators	OpenTV
Tel: +1 212-986-6667	Tel: +1 415-962-5433
roche@braincomm.com	coury@opentv.com

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	December 31, 2008	December 31, 2007*
ASSETS
Current assets:
Cash and cash equivalents	$93,887	$58,599
Short-term marketable debt securities	7,768	20,404
Accounts receivable, net of allowance for doubtful accounts of $1,076 and $565 at December 31, 2008 and 2007, respectively	27,275	16,655
Prepaid expenses and other current assets	4,628	5,465
Current assets of discontinued operations	—	—

Total current assets	133,558	101,123
Long-term marketable debt securities	1,178	2,811
Property and equipment, net	7,974	6,554
Goodwill	95,250	95,082
Intangible assets, net	8,519	12,589
Other assets	2,471	1,896

Total assets	$248,950	$220,055

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,287	$2,687
Accrued liabilities	17,602	17,360
Accrued restructuring	238	883
Deferred revenue	16,130	14,992

Total current liabilities	36,257	35,922
Accrued liabilities, net of current portion	1,160	2,764
Accrued restructuring, net of current portion	1,146	1,297
Deferred revenue, net of current portion	17,092	9,142

Total liabilities	55,655	49,125
Commitments and contingencies
Minority interest	431	451
Shareholders’ equity:
Preference shares, no par value, 500,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, no par value, 500,000,000 shares authorized; 108,385,176 and 109,657,613 shares issued and outstanding, including treasury shares, at December 31, 2008 and 2007, respectively	2,234,687	2,234,614
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,206,154 shares issued and outstanding at December 31, 2008 and 2007	35,953	35,953
Additional paid-in capital	515,506	500,162
Treasury shares at cost, 523,647 and zero shares at December 31, 2008 and 2007, respectively	(623)	—
Accumulated other comprehensive loss	(2,163)	(141)
Accumulated deficit	(2,590,496)	(2,600,109)

Total shareholders’ equity	192,864	170,479

Total liabilities, minority interest and shareholders’ equity	$248,950	$220,055

*	The condensed consolidated balance sheet at December 31, 2007 has been derived from the company's audited consolidated financial statements at that date.

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues:
Royalties and licenses	$20,222	$25,620	$77,133	$73,735
Services and other	8,703	12,612	39,341	36,242

Total revenues	28,925	38,232	116,474	109,977
Cost of revenues:
Royalties and licenses	1,033	24	4,994	5,115
Services and other	9,874	13,826	39,059	42,944

Total cost of revenues	10,907	13,850	44,053	48,059

Gross profit	18,018	24,382	72,421	61,918
Operating expenses:
Research and development	8,631	7,668	34,400	32,718
Sales and marketing	1,867	2,147	9,371	10,829
General and administrative	5,269	4,813	20,299	21,563
Restructuring and impairment costs	—	295	575	267
Amortization of intangible assets	184	186	734	1,618
Impairment of intangible assets	767	—	767	—

Total operating expenses	16,718	15,109	66,146	66,995

Profit (loss) from operations	1,300	9,273	6,275	(5,077)
Interest income	364	789	2,230	3,195
Other income	802	2,124	1,561	2,789
Minority interest	2	9	20	35

Profit before income taxes	2,468	12,195	10,086	942
Income tax expense (benefit)	148	(77)	473	1,248

Net income (loss) from continuing operations	2,320	12,272	9,613	(306)
Discontinued operations:
Loss from discontinued operations, net of tax	—	(1,153)	—	(1,091)
Impairment of assets of discontinued operations, net of tax	—	(112)	—	(3,764)

Net loss from discontinued operations	—	(1,265)	—	(4,855)

Net income (loss)	$2,320	$11,007	$9,613	$(5,161)

Net income (loss) per share from continuing operations, basic	$0.02	$0.09	$0.07	$—
Net loss per share from discontinued operations, basic	—	(0.01)	—	(0.04)

Net income (loss) per share, basic	$0.02	$0.08	$0.07	$(0.04)

Net income (loss) per share from continuing operations, diluted	$0.02	$0.09	$0.07	$—
Net loss per share from discontinued operations, diluted	—	(0.01)	—	(0.04)

Net income (loss) per share, diluted	$0.02	$0.08	$0.07	$(0.04)

Shares used in per share calculation, basic	139,097,785	139,845,242	139,496,297	139,012,431

Shares used in per share calculation, diluted	139,796,495	140,575,305	140,211,084	139,012,431

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$9,613	$(5,161)
Less: Loss from discontinued operations	—	(4,855)

Net income (loss) from continuing operations	9,613	(306)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	4,193	3,819
Amortization of intangible assets	3,303	5,888
Share-based compensation	2,516	3,267
Non-cash employee compensation	12	88
Provision for doubtful accounts	511	700
Impairment costs	767	—
Gain on sale of cost investment	(220)	(1,739)
Loss on disposal of fixed assets	5	346
Loss on investment in marketable debt securities	58	—
Minority interest	(20)	(35)
Changes in operating assets and liabilities:
Accounts receivable	(11,052)	1,329
Prepaid expenses and other current assets	(1,087)	1,752
Other assets	(547)	2,737
Accounts payable	(505)	(1,192)
Accrued liabilities	(1,682)	1,187
Accrued restructuring	(796)	(190)
Deferred revenue	9,088	(1,467)

Net cash provided by operating activities of continuing operations	14,157	16,184
Net cash provided by (used in) operating activities of discontinued operations	—	403

Total net cash provided by operating activities	14,157	16,587
Cash flows from investing activities:
Purchase of property and equipment	(5,198)	(3,378)
Cash used in acquisition, net of cash acquired	(228)	—
Proceeds from sale of cost investment	1,959	—
Proceeds from disposal of property and equipment	—	27
Proceeds from sale of marketable debt securities	20,334	17,646
Purchase of marketable debt securities	(6,380)	(24,235)

Net cash provided by (used in) investing activities of continuing operations	10,487	(9,940)
Net cash provided by (used in) investing activities of discontinued operations	225	(573)

Total net cash provided by (used in) investing activities	10,712	(10,513)
Cash flows from financing activities:
Repurchase of employee stock options	—	(167)
Repurchase of restricted shares	(532)	—
Repurchase of treasury shares	(1,307)	(1,305)
Capital contribution from the controlling shareholder	14,333	5,395
Proceeds from issuance of ordinary shares	17	321

Net cash provided by financing activities of continuing operations	12,511	4,244
Effect of exchange rate changes on cash and cash equivalents of continuing operations	(2,092)	(198)
Effect of exchange rate changes on cash and cash equivalents of discontinued operations	—	(137)

Total effect of exchange rate changes on cash and cash equivalents	(2,092)	(335)
Net increase in cash and cash equivalents of continuing operations	35,288	10,290
Net decrease in cash and cash equivalents of discontinued operations	—	(307)

Net increase in cash and cash equivalents	35,288	9,983
Cash and cash equivalents, beginning of period, of continuing operations	58,599	48,309
Cash and cash equivalents, beginning of period, of discontinued operations	—	307

Cash and cash equivalents, beginning of period	58,599	48,616
Cash and cash equivalents, end of period, of continuing operations	93,887	58,599
Cash and cash equivalents, end of period, of discontinued operations	—	—

Cash and cash equivalents, end of period	$93,887	$58,599

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$(1,528)	$(1,617)

Non-cash investing and financing activities:
Conversion of exchangeable shares	$2	$63

Value of bonus shares issued to employees	$—	$—

Retirement of treasury shares	$912	$1,343

OPENTV CORP.

UNAUDITED SEGMENT INFORMATION AND RECONCILIATION OF

CONTRIBUTION MARGIN AND ADJUSTED EBITDA TO NET INCOME (LOSS)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues:
Middleware solutions
Royalties and licenses	$18,822	$24,283	$71,166	$68,673
Services and other	6,842	10,771	32,030	28,988

Subtotal - Middleware solutions	25,664	35,054	103,196	97,661
Advertising solutions
Royalties and licenses	1,400	1,337	5,967	5,062
Services and other	1,861	1,841	7,311	7,254

Subtotal - Advertising solutions	3,261	3,178	13,278	12,316

Total revenues	$28,925	$38,232	$116,474	$109,977

Contribution margin (loss):
Middleware solutions	$9,847	$16,420	$40,779	$32,057
Advertising solutions	158	611	960	(389)

Total contribution margin	10,005	17,031	41,739	31,668
Unallocated corporate support	(6,095)	(4,899)	(24,098)	(23,416)

Adjusted EBITDA before unusual items	3,910	12,132	17,641	8,252
Restructuring and impairment costs	—	(295)	(575)	(267)

Adjusted EBITDA	3,910	11,837	17,066	7,985
Depreciation and amortization	(1,073)	(1,013)	(4,193)	(3,819)
Amortization of intangible assets	(455)	(1,025)	(3,303)	(5,888)
Share-based and non-cash compensation	(315)	(526)	(2,528)	(3,355)
Interest income	364	789	2,230	3,195
Other income	802	2,124	1,561	2,789
Minority interest	2	9	20	35
Impairment of intangible assets	(767)	—	(767)	—

Profit before income taxes	2,468	12,195	10,086	942
Income tax expense (benefit)	148	(77)	473	1,248

Net income (loss) from continuing operations	2,320	12,272	9,613	(306)
Discontinued operations:
Loss from discontinued operations, net of tax	—	(1,153)	—	(1,091)
Impairment of assets of discontinued operations, net of tax	—	(112)	—	(3,764)

Net loss from discontinued operations	—	(1,265)	—	(4,855)

Net income (loss)	$2,320	$11,007	$9,613	$(5,161)